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                                                                   EXHIBIT 10.20

                               SECOND AMENDMENT OF
                                 LOAN AGREEMENT

     THIS SECOND AMENDMENT OF LOAN AGREEMENT ("Amendment") is made this 9th day of June, 2005 by Summit Hotel Properties, LLC, a South Dakota limited liability company ("Borrower") and First National Bank of Omaha, a national banking association ("Bank") and amends that certain Loan Agreement dated July 20, 2004 between Borrower and Bank ("Loan Agreement").

     WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Bank extended to Borrower a Line of Credit in the maximum principal amount of $18,000,000.00 more fully described in the Loan Agreement;

     WHEREAS, pursuant to that certain First Amendment of Loan Agreement dated October 1, 2004 and under the terms and conditions thereof, Borrower requested and Bank advanced the Boise Acquisition Advance; and

     WHEREAS, under the terms of this Amendment, Borrower has requested that Bank increase the maximum principal amount available under the Line of Credit to $25,000,000.00, allow Borrower to use Advances to construct improvements to Property acquired by Borrower, and under the terms and conditions of this Amendment, Bank has agreed to allow Borrower to increase the maximum principal amount available under the Line of Credit to $25,000,000.00 and to permit Borrower to use Advances to construct improvements to Property.

     NOW, THEREFORE, in consideration of the amendments to the Loan Agreement provided for below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

     1. Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

     2. The recital and Section 1.1 of the Loan Agreement are hereby amended to delete the reference to Eighteen Million and No/100 Dollars ($18,000,000.00) as the maximum principal amount of the Line of Credit and inserting in lieu thereof Twenty-Five Million and No/100 Dollars ($25,000,000.00).

     3. Section 1.2 of the Loan Agreement shall be deleted in its entirety and inserting the following in lieu thereof:

          "1.2. Purpose. Company shall use the Advances for the following purposes: (i) to finance Company's purchase of a limited service hotel(s) (an Advance used for such purpose shall be hereinafter referred to as an "Acquisition Advance"); (ii) to finance the equity to be raised by Company from investors in connection with the purchase of a limited service hotel, with the remainder of the purchase price for the limited service hotel financed through other financial accommodations obtained by Company (an Advance used for such purpose shall be hereinafter referred to as an "Equity Advance"); (iii) to finance Company's working capital needs (an Advance used for working capital needs shall be hereinafter referred to as a "Working Capital Advance"); and (iv) to fund the construction of a limited service hotel and related improvements on real property acquired by Company (an Advance to construct a limited service hotel and related improvements on Property shall be hereafter referred to as a "Construction Advance" and

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     the limited service hotel and related improvements to be financed with each
     Construction Advance shall be referred to as a "Project"). As used in this Agreement, the term "Property" shall mean a limited service hotel and all assets related thereto purchased by Company and financed with Lender with an Acquisition Advance or with the equity financed with an Equity Advance. The term Advance shall refer collectively to Acquisition Advances, Equity Advances, Working Capital Advances and Construction Advances (including a Construction Advance converted to a Construction Term Note as provided for below). The term Equity Investor shall mean a person or entity who contributes cash capital as part of the equity raised to purchase a Property. The term Investor Equity shall mean the cash capital contributed to a Property by an Equity Investor.

          An initial Advance in the amount of $9,952,000.00 will be used to refinance Company's existing indebtedness to Lender evidenced by that certain Term Note in the principal amount of $3,000,000.00 dated February 12, 2004 executed and delivered by Company to Lender and the indebtedness owed to the other Equity Lenders on the Hotels described in and as such terms are defined in that certain Loan Agreement dated February 12, 2004 between Company and Lender. Such Advance shall be an Equity Advance and shall be evidenced by a Term Note in the form of the Term Note form attached hereto as Exhibit A."

     4. Section 1.3 of the Loan Agreement shall be amended by inserting the following at the end thereof:

     "Construction Advances in the aggregate shall at no time exceed $12,000,000.00 outstanding at any time, and each Construction Advance individually shall not exceed 15% of the Total Project Cost. Total Project Cost shall mean the total cost (including hard and soft costs) of constructing a Project as set forth in a Project Budget to be provided to Lender by Company and approved by Lender. Project Budget shall mean the project budget showing the total cost (including hard and soft costs) of a Project as approved by Lender. No Construction Term Note (as defined in
     Section 1.5 below) shall exceed sixty-five percent (65%) of the lesser of
     (i) the appraised value of such Property or (ii) the Total Project Costs for such Property."

     5. Section 1.4 of the Loan Agreement shall be amended by inserting the following at the end thereof as a new paragraph:

          "Each Construction Advance shall be evidenced by a Construction Note in the maximum principal amount of the Construction Advance to be executed and delivered by Company to Lender prior to any advances being made under such Construction Note. Advances under a Construction Note shall be made in accordance with the applicable provisions of this Agreement and the terms of such Construction Note. The availability for Advances under the Line of Credit shall be reduced by the maximum principal amount of the Construction Note as of the date of such Construction Note. Each Construction Note evidencing a Construction Advance shall have a term not to exceed eighteen
     (18) months from the date of the Construction Note evidencing such Construction Advance."

     Each Construction Note shall be substantially in the form of the Construction Note attached to this Amendment as Exhibit A and incorporated herein by reference.

     6. Section 1.5 of the Loan Agreement shall be amended by inserting the following at the end thereof as a new paragraph:


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     "Each Construction Note shall be payable as follows: (i) interest only shall be payable monthly, in arrears on the dates specified in the applicable Construction Note; and (ii) the principal balance together with accrued and unpaid interest shall be due and payable in full on the Maturity Date provided for in each Construction Note; provided, however, that subject to the terms of this Agreement and provided that no Event of Default has occurred, Company may, on the Maturity Date of such Construction Note, convert the principal amount outstanding on a Construction Note to either (i) an Equity Advance or (ii) a "Construction Term Note" described below. If Company elects to convert the principal amount outstanding on a Construction Note to an Equity Advance, then such Equity Advance shall be evidenced by a Term Note in the principal amount of the of the principal amount of the Construction Advance being converted, shall accrue interest as provided for in Section 1.6 below and shall be payable as provided for in this Section 1.5 above with respect to interest on and repayment of Equity Advances. If Company elects to convert the principal amount outstanding on a Construction Note to a Construction Term Note, then such Construction Term Note shall be evidenced by a Construction Term Note in the principal amount of the principal amount outstanding on the Construction Advance being converted executed by Company in favor of Lender, shall bear interest at a variable per annum rate equal to one quarter of one percent (1/4%) below the National Base Rate, and shall be payable as follows: (i) interest only shall be paid monthly, in arrears and
     (ii) the principal balance together with accrued and unpaid interest shall be due and payable in full on the first anniversary date of the Construction Term Note. In addition, on each Construction Term Note, Company shall apply and pay on such Construction Term Note the Investor Equity raised for the applicable Project as and when the Investor Equity collected by Company from each Equity Investor is funded and subsequently released pursuant to the Escrow Account created under the Escrow Agreement, net of reasonable expenses of raising and collecting the Investor Equity. Company shall cause such Investor Equity to be deposited into the Escrow Account. The principal balance outstanding together with accrued and unpaid interest shall be due and payable in full on the first anniversary date of such Construction Term Note whether or not Investor Equity has been committed and/or funded."

     7. Section 1.6 of the Loan Agreement shall be amended by inserting the following between the third and fourth sentences of such Section:

     "The principal balance of each Construction Advance shall bear interest at a variable per annum rate equal to one quarter of one percent (1/4%) below the National Base Rate."

     8. Article I of the Loan Agreement shall be amended by inserting the following new Sections:

          "1.10. Construction Loan Advances. Subject to compliance by Company with the terms and conditions of this Agreement, Lender shall make advances under a Construction Note to Company according to the applicable Loan Budget for the Project financed with the Construction Note (i) for direct construction costs provided for in the Project Budget incurred by Company in connection with the construction of the Project, and (ii) for costs, other than such direct construction costs, incurred by Company in connection with the Construction Advance or the construction of the Project and approved by Lender in the Loan Budget (hereinafter referred to as "Other Project Costs"), as itemized in an Application for Certificate for Payment, AIA Document G702, together with continuation sheets, AIA Document G703, as the same may be revised from time to time after the date hereof with the approval of Lender. Loan Budget shall mean the budget for the Construction Advance proceeds approved by Lender and otherwise in form, detail and substance satisfactory to Lender. Lender shall not be required to make an advance under a Construction Note to Company in an amount in excess of that set forth in the Loan Budget for any item set forth therein. The Loan Budget may be amended during the course of construction


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     of a Project to reallocate funds from a budget category in which the full budgeted amount is not required to another budget category provided that any such reallocation which results in a variance over five percent (5%) and greater than $5,000.00 as to any such budget category shall be subject to the prior written approval of Lender. Lender shall not be obligated to make aggregate advances under a Construction Note in excess of the amount, from time to time, of Total Project Costs, unless Lender in its sole discretion, deems it advisable to do so. Each request by Company to Lender for an advance under a Construction Note shall be on AIA Documents G702 and G703 and a certificate of payment in form and substance satisfactory to Lender and signed by the Company's chief financial officer (any such request being hereinafter referred to as a "Request for Construction Advance"). Each Request for Construction Advance shall be delivered to Lender not less than seven (7) business days prior to the date upon which an advance under a Construction Note is requested and shall be based upon the items and descriptions shown in the continuation sheets, and shall be accompanied by (i) lien waivers or paid invoices in form and content acceptable to Lender, Lender's architect engaged to inspect the construction of the Project (the "Inspecting Architect") and, if applicable, the title company, executed by each and every individual supplier of labor or material for all contracts greater than $10,000.00 in the aggregate for all the costs of labor and material provided on a timely basis for the immediately preceding disbursement (execution of lien waivers are to be by proper party or parties so authorized to execute on behalf of the supplier or contractor and shall clearly identify the party executing the waiver, the date, the amount, the item of labor or materials supplied, the name of the firm, and address of the property and such other documents as may be required to induce the title company to insure each advance under a Construction Note made hereunder against all future mechanics' and materialmen's liens for labor furnished and material supplied in connection with the construction of the Project); (ii) the requisitions for payment from subcontractors and materialmen engaged in the construction of the Project; and (iii) such other information and documents as may be reasonably requested or required by Lender. All requests and requisitions for payment shall be approved by Company's chief financial officer or other officer acceptable to Lender. Advances under a Construction Note shall be disbursed by Lender, and each advance under a Construction Note shall be made, in whole or in part, (i) by crediting the amount thereof to an account of Company to be maintained with Lender and designated for the applicable Project, (ii) at the discretion of Lender, by paying the general contractor on the Project (the "General Contractor") of a subcontractor or materialmen engaged in the construction of the Project, or (iii) in such other manner as shall be mutually agreed upon by the title company and Lender. Lender shall not be obligated to make advances under a Construction Note more frequently than once every thirty (30) days. Lender shall not be obligated to make an advance under a Construction Note unless Lender is satisfied, in its sole discretion, and the Inspecting Architect is satisfied, that the conditions precedent to the making of such advance have been satisfied by Company. Anything in this Agreement or any other agreement made with respect to a Construction Advance to the contrary notwithstanding, any advance under a Construction Note or approval given by Lender or the Inspecting Architect, whether or not before or after an inspection of the Project by Lender, the Inspecting Architect or otherwise, shall not be deemed to be an approval by Lender of any work performed thereon or approval or acceptance by Lender of any work done or materials furnished with respect thereto or a representation by Lender as to the fitness of such work or materials. All disbursements by Lender shall create an indebtedness under the applicable Construction Note.

          1.11. Advances for Stored Materials. Notwithstanding anything to the contrary contained in this Agreement, Lender may make advances under a Construction Note to pay for Stored materials required in connection with the construction of the Project, provided that (i) such materials are in accordance with the Plans and Specifications approved by Lender for the Project, (ii) such materials are securely stored and properly inventoried,
     (iii) such materials, if stored off-


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     site, are stored in a bonded warehouse or with a contractor, materialman or fabricator who bears the risk of loss until delivery and installation of such materials in the Project as part of the work in place, and who has supplied a bond securing such contractor's, materialman's or fabricator's obligation to so deliver and install, such bond shall be issued by a company, shall be in an amount and shall be in form and substance satisfactory to Lender and shall name Lender as a dual obligee, (iv) the bills of sale and contracts under which such materials are being provided shall be in form and substance satisfactory to Lender, (v) such materials are insured against casualty, loss and theft in a manner satisfactory to Lender, (vi) Company owns such materials free and clear of all liens and encumbrances of any nature whatsoever and establishes such ownership by evidence satisfactory to Lender, (vii) Company executes and delivers to Lender such additional security documents as Lender shall deem necessary to create and perfect a first lien in such materials as additional security for the payment of the Construction Advance, (viii) the aggregate amount of such disbursements for such materials is verified by Lender pursuant to the provisions of this Agreement, and (ix) the aggregate amount of such disbursements for such materials which are stored shall in no event exceed Fifty Thousand Dollars ($50,000.00).

          1.12. Additional Conditions to Advances under a Construction Note. The obligation of Lender to make any advances under a Construction Note pursuant to this Agreement (including, but not limited to the initial advance if applicable) is subject to the following additional conditions precedent:

          (a) Each Request for Advance shall be accompanied by a certificate of the Inspecting Architect in the form attached to the Request for Advance based upon an on-site inspection of the Project made by the Inspecting Architect not more than seven (7) days prior to the date of such Request for Advance, in which the Inspecting Architect shall (i) certify that the portion of the Project completed as of the date of such inspection has been completed in accordance with the Plans and Specifications approved by Lender, and (ii) state its estimate of (aa) the percentage of construction of the Project completed as of the date of such inspection on the basis of work in place as part of the Project and the continuation sheets of the Request for Advance, (bb) direct construction costs actually incurred for work in place as part of the Project as of the date of such inspection,
     (cc) the actual sum necessary to complete construction of the Project in accordance with the approved Plans and Specifications, and (dd) the amount of time from the date of such inspection which will be required to complete construction of the Project in accordance with the approved Plans and Specifications.

          (b) Prior to each advance under a Construction Note, the title company shall have issued (i) an endorsement to the Title Policy reflecting the amount of all previous advances, insuring the continued priority of the deed of trust or mortgage applicable to the Project over mechanic's liens and showing no exceptions to the title of the property encumbered thereby other than those exceptions previously approved by Lender, and (ii) a commitment to issue an endorsement insuring the priority of the lien of the deed of trust or mortgage applicable to the Project, subject only to exceptions previously approved by Lender in writing, for the full amount of each such advance under such Construction Note and all previous advances under such Construction Note made by Lender to Company pursuant to this Agreement. Such continuation of title shall contain affirmative insurance that covenants and restrictions, if any, reported against the fee or leasehold estate have not been violated by the Project.

          (c) Prior to each advance under a Construction Note, Company shall, upon request of Lender, furnish Lender, the title company and the Inspecting Architect with evidence satisfactory to Lender, the title company and the Inspecting Architect, showing payment of all bills and charges for which advances under such Construction Note have been previously made pursuant to


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     this Agreement. Company shall also deliver to Lender, upon request, such bills, receipts, invoices and other evidence as may reasonably be required by Lender, the title company and/or the Inspecting Architect.

          (d) Construction of the Project shall comply with all applicable laws, rules, restrictions, orders and regulations of all governmental authorities with jurisdiction over the Project, and Company shall have delivered to Lender all necessary certificates, authorizations, permits and licenses which are required to permit the construction and completion of the Project, as issued by the appropriate governmental authorities. Company, to the extent Company may lawfully do so, hereby assigns to Lender all of Company's right, title and interest in and to such certificates, authorizations, permits and licenses, as security for the payment of the applicable Construction Note and the observance and performance by Company of the terms, covenants and provisions of the Loan Documents.

          (e) Company shall have submitted to Lender and the Inspecting Architect the Plans and Specifications. Company shall have submitted the Plans and Specifications to the General Contractor and the General Contractor shall have agreed to perform its obligations under the General Construction Contract in a manner consistent with the requirements of the Plans and Specifications and to keep the Project within budget. The General Construction Contract and all major subcontracts shall include a provision for retainage of not more than ten percent (10%) of all amounts due, which retainage shall be disbursed only upon substantial completion of the Project and satisfaction of all final disbursement and certification requirements, except as otherwise approved by Lender in writing. Each material addition or modification to the Plans and Specifications shall be approved in writing by Lender, and, to the extent required by law, by the appropriate governmental authorities. Company shall construct and equip the Project in accordance with the Plans and Specifications approved by Lender free and clear of all liens, encumbrances and security instruments (other than the deed of trust or mortgage encumbering the Project and the other Loan Documents and the permitted encumbrances set forth therein). The Plans and Specifications as approved by Lender shall become the property of Lender upon the occurrence of an Event of Default. The Project shall be constructed and equipped in compliance with the requirements of governmental authorities including, without limitation, zoning, building codes, and laws relating to disabled persons, endangered species, and the environment. Lender and/or its representatives (including, without limitation, the Inspecting Architect) shall have the right of entry and free access to the Project to inspect the Project during normal business hours upon reasonable notice. Company shall make available to the Inspecting Architect and Lender, upon request and at the location where the same are kept, all shop and related drawings used in connection with the Plans and Specifications and the construction of the Project, and shall provide copies of such drawings and documents to Lender and the Inspecting Architect promptly upon request.

          (f) The Inspecting Architect shall be of the opinion that the Project can be completed by its completion date within budget.

          (g) Company shall have delivered to Lender and the Inspecting Architect a copy of the Architect Contract for the Project, which Architect Contract shall be in form and substance satisfactory in all respects to Lender and to the Inspecting Architect. Company shall not agree to any material modification or termination of the Architect Contract without the prior approval of Lender. Company hereby assigns to Lender all of Company's right, title and interest in and to the Architect Contract, as security for the payment of the Construction Note and the observance and performance by Company of the terms, covenants and provisions of the Loan Documents.


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     (h) Company shall have delivered to Lender a copy of the General
Construction Contract, which General Construction Contract shall be in form and substance satisfactory in all respects to Lender. Company shall not agree to any material modification or termination of the General Construction Contract without the prior approval of Lender. Company hereby assigns to Lender all of Company's right, title and interest in and to the General Construction Contract, as security for the payment of the Construction Note and the observance and performance by Company of the terms, covenants and provisions of the Loan Documents.

     (i) All major subcontracts shall be submitted to Lender and the Inspecting Architect before any such major subcontracts are awarded by Company or the General Contractor, and each major subcontract shall be in form and substance satisfactory in all respects to Lender. A subcontract shall be deemed major if the amount due thereunder is $75,000.00 or more. Neither Company nor General Contractor shall agree to any material modification or termination of any major subcontract without the prior approval of Lender. Company hereby assigns to Lender all of Company's right, title and interest in and to the major subcontracts, as security for the payment of the Construction Note and the observance and performance by Company of the terms, covenants and provisions of the Loan Documents.

     (j) Company shall make available for inspection at all times by Lender and the Inspecting Architect copies of all subcontracts other than the major subcontracts, and shall furnish to Lender and the Inspecting Architect, upon request, copies of the same. Neither Company nor General Contractor shall agree to any material modification or termination of such subcontracts without the prior approval of Lender. Company hereby assigns to Lender all of Company's right, title and interest in and to such subcontracts, as security for the payment of the Construction Note and the observance and performance by Company of the terms, covenants and provisions of the Loan Documents.

     (k) The major subcontracts shall be awarded in accordance with the timetable approved by Lender and the Inspecting Architect, as the same may be revised from time to time with the approval of Lender. If requested by Lender, Company shall cause the Architect, the General Contractor and the major subcontractors to respectively execute and deliver to Lender, contemporaneously with the execution and delivery of their respective contracts, consents or letter agreements pursuant to the provisions of which the Architect, the General Contractor and the major subcontractors shall agree to perform their respective contracts at no additional cost or expense for the benefit of Lender, in the Event of Default or a foreclosure of the deed of trust or mortgage applicable to the Project, which consent or letter agreement shall be in form and substance satisfactory to Lender.

     (l) Lender shall not be obligated to make an advance under a Construction Note with respect to any subcontractor or materialman providing work or materials with respect to the Project unless such subcontractor or materialman is providing such work or materials under a signed contract or purchase order.

     (m) Company shall observe and perform all of the terms, covenants and conditions of the Architect Contract, the General Construction Contract, the subcontracts and any other contracts relating to the Project on Company's part to be observed or performed.

     (n) Company shall be in compliance with all environmental laws which are applicable to the property encumbered by the applicable deed of trust or mortgage and their use, and shall have submitted an environmental assessment in form and content satisfactory to Lender prepared by a firm approved by Lender.


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     (o) Lender and/or the Inspecting Architect shall have made such site inspection of the Project site as it deems necessary.

     (p) Lender shall have received the following, in addition to all other conditions to the initial advance set forth in this Agreement, from Company on or before the date of the initial advance hereunder:

          (1) the applicable Construction Note, duly executed by Company;

          (2) the applicable deed of trust or mortgage, duly executed by Company, constituting a valid and perfected first lien on the Project;

          (3) Uniform Commercial Code financing statements, in form and substance satisfactory to Lender, duly authorized and describing the equipment, machinery, furniture and fixtures and any personal property collateral covered by the applicable deed of trust or mortgage;

          (4) Any other applicable Loan Documents duly executed by Company and any other person or entity required by the applicable Loan Document;

          (5) a duly certified ALTA/ACSM survey showing the boundaries of the land and all improvements thereon comprising the Project, with flood zone and wetlands certification, of date satisfactory to Lender (upon request, Company will supply successive surveys as construction progresses);

          (6) evidence of zoning and construction permits;

          (7) a complete copy of the Plans and Specifications along with any changes or amendments thereto;

          (8) an MAI Appraisal Report of the Project meeting FIRREA guidelines and acceptable to Lender,

          (9) A Phase I environmental site assessment meeting current ASTM Standards and otherwise in form and scope satisfactory to Lender and such other reports or studies of the Project as may be reasonably required by Lender, performed by an environmental consultant or engineer acceptable to Lender, which establishes the environmental condition of the Project as satisfactory to Lender;

          (10) A soil survey or study performed by engineers acceptable to Lender which establishes that the soil condition of the Project is suitable for the construction of the Project thereon;

          (11) the Project Budget and Loan Budget, in form and substance satisfactory to Lender and the Inspecting Architect;

          (12) Evidence satisfactory to Lender that all installments of general real estate taxes, special assessments and other levies against the Project have been paid in full;


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          (13) Evidence satisfactory to Lender that the construction of the
     Project and the operation thereof are in compliance with all governmental requirements and that all utilities necessary or desirable for the operation of the Project are available to the Project; and

          (14) Payment of all of Lender's costs and expenses incurred in underwriting, documenting, closing and disbursing the Construction Advance, including, but not limited to, Lender's attorneys' fees and costs.

All conditions and requirements of this Agreement relating to the obligations of Lender to make advances under a Construction Note are for the sole benefit of Lender and no other person or party (including, without limitation, the General Contractor, major subcontractors, and other subcontractors and materialmen engaged in the construction of the Project) shall have the right to rely on the satisfaction of such conditions and requirements by Company as a condition precedent to Lender making an advance under a Construction Note. Lender shall have the absolute right, in its sole discretion, to waive any such condition or requirement as a condition precedent to making an advance under a Construction Note.

     As used in this Section 1.12, a modification or change shall be material if it results in a deviation from the original intent and/or expectations of Company and Lender.

     1.13. Advances Without Receipt of a Draw Request. Notwithstanding anything to the contrary, Lender shall have the irrevocable right at any time and from time to time to apply funds which it agrees to advance hereunder to pay interest on the Construction Note as and when interest becomes due, and to pay any and all reasonable actual costs of Lender in connection with a Construction Advance which shall include all abstracting and recording fees, site inspection expenses, reasonable attorneys' fees for preparation and review of documents, and expenses related to the closing of the Construction Advance.

     1.14. Deficiency: Company will submit to Lender and the Inspecting Architect the Project Budget detailing by line item the estimated cost of constructing each phase of the applicable Project, and the Loan Budget prepared by Company which details the application of the Construction Note proceeds to each phase of the Project Lender shall not be obligated to make any advance under a Construction Note to Company if, in the reasonable opinion of Lender or the Inspecting Architect, at any time, the balance of the Construction Note yet to be advanced by Lender is less (the amount by which it is less being hereinafter referred to as the "Deficiency") than the actual sum, as estimated by Lender or the Inspecting Architect, which will be required to complete construction of the Project in accordance with the Plans and Specifications and this Agreement and all costs and expenses of any nature whatsoever which will be incurred in connection with the completion of construction of the Project and all operating deficits of the Project (including debt service on the Construction Note). Company shall, within ten (10) days after being notified by Lender that there is or will be a Deficiency, either (i) invest Company's own funds in the Project in a manner satisfactory to Lender an amount equal to the Deficiency and deliver to Lender evidence satisfactory to Lender of such investment, which investment shall remain invested in the Project until the Construction Advance has been paid in full, or (ii) deposit with Lender an amount sufficient to eliminate the Deficiency. Any amounts deposited by Company with Lender to pay the Deficiency shall not bear interest, may be held separate or co-mingled with other funds of Lender, and shall be applied by Lender, as Lender shall direct to pay costs as construction of the Project progresses before any further advances are made on the Construction Note. Company's failure to invest in the Project or deposit the funds necessary to eliminate the Deficiency within five (5) days following notice from Lender shall constitute an

Event of Default hereunder entitling Lender to exercise, at its option, any and all remedies provided for in this Agreement, otherwise available at law or in equity or in any other Loan Documents. Any determination of a Deficiency by Lender or the Inspecting Architect shall be deemed conclusive. If an Event of Default shall occur and be continuing, Lender, in addition to all other rights and remedies which it may have, shall have the unconditional right, at its option, to apply, in whole or in part, any amounts deposited by Company with Lender with respect to the Deficiency, to the payment of the Advances in such order and priority as Lender shall deem appropriate.

     1.15. Specific Additional Covenants of Company. Company shall comply with each of the following terms and condition:

     (a) Company shall obtain and furnish to Lender within thirty (30) days after the completion of the Project the originals or copies of all permanent certificates of occupancy and all other certificates, licenses, consents and other approvals of the governmental authorities which are required for the use and occupancy of the Project; and a certificate of completion from the Architect and General Contractor certifying that work on the Project has been completed in accordance with the Plans and Specifications and any and all change orders as permitted under this Agreement, and that all labor, services, materials and supplies used in such work have been paid for and that the completed Project conforms with all applicable zoning, land use and planning, building and environmental laws and regulations of the governmental authorities having jurisdiction over the Project. In no event shall Lender be required to make the last advance under a Construction Note pursuant to this Agreement until all such certificates, licenses, consents and approvals have been obtained and delivered to and approved by Lender and the Inspecting Architect.

     (b) Company shall furnish to Lender from time to time upon request (i) the names of all persons with whom Company or the General Contractor has contracted or intends to contract for the construction of the Project or the furnishing of labor or materials in connection therewith along with the tax identification numbers for all such persons, (ii) a list of all unpaid bills for labor and materials with respect to construction of the Project, (iii) the Project Budget and Loan Budget and revisions thereof showing estimated direct construction costs and other costs and expenses to be incurred in connection with the completion of construction of the Project, (iv) lien waivers, receipted bills or other evidences of payment of all direct construction costs and other costs and expenses incurred in connection with the construction of the Project and any other costs and expenses relating thereto, and (v) such other information relating to Company, the Project, any guarantor or indemnitor or other person or party connected with Company, the construction of the Project or any collateral for the Advances or other source of repayment of the Advances as Lender may reasonably request.

     (c) Company shall pay when due all direct construction costs and other costs and expenses incurred by Company in connection with the construction of the Project or any repair and restoration of the Project.

     (d) Company shall pay all reasonable fees and charges incurred in the procuring, making and administrating of a Construction Advance and any Equity Advance or Construction Term Note converted therefrom, including, without limitation, fees, expenses and attorneys fees incurred by Lender, fees of the Inspecting Architect, appraisal fees, and fees and expenses relating to examination of title, title insurance premiums, environmental assessments and surveys.

     (e) Company shall execute and/or enter into any easements which Lender may determine are necessary to obtain ingress and egress to the Project or for the use thereof.

     (f) Company shall comply with all governmental requirements with respect to the construction, ownership and operation of a Project, and shall pay all taxes and assessments, general and special, and all other levies or impositions on the Project prior to delinquency; provided, however, that Company may contest the amount or validity of any taxes, assessments, levies or impositions on the Project by appropriate legal proceedings, diligently pursued, provided that (i) Company shall first make all contested payments, under protest if it desires, but if payment under protest is not permitted by the taxing authority, such contested payment need not be made, (ii) neither the Project, any part thereof, nor any interest therein shall be in any danger of being sold, forfeited, lost or interfered with, (iii) Company shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by Lender, and (iv) all expenses incurred in connection with such proceedings shall be paid by Company.

     1.16. Change Orders. Notwithstanding anything to the contrary contained in this Agreement, Company shall have the right to enter into or to authorize the entering into of change orders with respect to a Project without obtaining Lender's prior written consent, provided that no such change order will change the gross square feet to be contained in the Project, the basic layout of the Project, the number of parking spaces to be contained in the Project, involve the use of materials, fixtures or equipment which will not be at least equal in quality to the materials, fixtures and equipment originally specified in or required by the Plans and Specifications, as approved by Lender and the Inspecting Architect, or increase the Total Project Cost by more than $50,000.00 in the aggregate with all other change orders.

     1.17. Inspecting Architect. Company will only be responsible for payment of the Inspecting Architect's fees for services as specifically required in the Amendment. Inspecting Architect will limit fees to rates reasonable within the local market.

     1.18. Title Insurance. As a condition precedent to the obligation of Lender to make the initial advance under a Construction Note, Company shall deliver to Lender a construction lender's title policy (the "Title Policy") in form satisfactory to Lender from a title company acceptable to Lender, with authorization for the title company to insure all Construction Note advances by endorsements to the Title Policy or otherwise, covering the Project and insuring against mechanics lien(s). The Title Policy shall insure in the amount of the Construction Advance that the deed of trust or mortgage encumbering the Project is a valid and subsisting first priority mortgage on the Project and all appurtenant easements, if any, subject only to exceptions acceptable to Lender, and containing such endorsements required by Lender. Company shall deliver to Lender an ALTA/ACSM Survey of the Project acceptable to Lender.

     1.19. Conversion of a Construction Advance. Subject to the terms of this Agreement, and provided that no Event of Default has occurred, on the Maturity Date of a Construction Note, Company may convert to an Equity Advance or a Construction Term Note upon the following terms and conditions precedent:

               (1) delivery by Company of a Term Note or a Construction Term Note, as applicable, duly executed by Company in an amount equal to the outstanding principal balance on the Construction Note, but not to exceed the maximum amount of an Equity Advance or Construction Term Note as provided for in this Agreement unless approved in writing by Lender;

               (2) Company has accomplished satisfactory delivery of all items under Section 7.2 below or this Article I;

               (3) delivery of evidence of substantial completion of the Project in accordance with the approved plans and specifications, as determined by: (a) Lender and the Inspecting Architect, (b) an As-Built, ALTA/ACSM Class A Urban Survey of the Project and appurtenant easements from a surveyor satisfactory to Lender and the title company and certified to both of them; and (c) issuance of a certificate of occupancy from the applicable governmental authority;

               (4) delivery of all other documentation required by Lender, in the exercise of its reasonable judgment otherwise affecting the Project and the applicable Equity Advance or Construction Term Note; and

               (5) payment by Company to Lender of all of Lender's costs and expenses relating to the closing of the Equity Advance or Construction Term Note, including, but not limited to, attorneys' fees and costs."

     9. Section 2.1 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

          "2.1. Real Property. Contemporaneously with the issuance of a Term Note evidencing an Acquisition Advance or a Construction Note, Company shall grant and execute in favor of Lender a first priority deed of trust or mortgage and assignment of rents and leases on the Property acquired with the Acquisition Advance or the Project financed by such Construction Note, with such deed of trust or mortgage in form and substance acceptable to Lender. Thereafter, such deed of trust or mortgage and assignment of rents and leases shall secure the Advances."

     10. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other Loan Documents are hereby amended to be consistent with the terms of this Amendment.

     11. Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

                                        FIRST NATIONAL BANK OF OMAHA


                                        By: /s/ Marc T. Wisdom
                                            ------------------------------------
                                        Title: Commercial Loan Officer

                                        SUMMIT HOTEL PROPERTIES, LLC, a South
                                        Dakota limited liability company, by its Company Manager, THE SUMMIT GROUP, INC.


                                        By: /s/ Kerry W. Boekelheide
                                            ------------------------------------
                                            Kerry W. Boekelheide, President

Acknowledged, accepted and consented to this 9 day of June, 2005 by:

THE SUMMIT GROUP, INC.


By: /s/ Kerry W. Boekelheide
    ---------------------------------
    Kerry W. Boekelheide, President

                                    EXHIBIT A
                           (FORM OF CONSTRUCTION NOTE)

                                CONSTRUCTION NOTE

$_______________                                                 _________, 200_
Maximum Amount                                                   Omaha, Nebraska

     FOR VALUE RECEIVED, the undersigned, SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company ("Borrower"), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA, a national banking association ("Bank") at its designated office in Omaha, Nebraska, or at such other place as may be designated in writing by the holder of this Note, the principal sum of $_____________________________________ or the aggregate principal amount then advanced and outstanding on or before the Maturity Date (as hereinafter defined), together with interest on said principal sum from the date of each Advance (as hereinafter defined) until this Construction Note ("Note") is paid in full, at the rate and at the times hereinafter described.

     1. Definitions. As used in this Note, the following terms shall have the following definitions:

          A. "Advance or Advances" shall mean disbursements or advances of proceeds of the Construction Advance made by Bank pursuant to, and in accordance with, the terms and provisions of the Loan Agreement (as hereinafter defined).

          B. "Business Date" shall mean any day other than a Saturday, Sunday or legal holiday on which Bank is authorized or required to be closed.

          C. "Default Rate" shall mean the lesser of that interest rate which is four percent (4%) above the then applicable Interest Rate or the highest rate allowed by applicable law.

          D. "Interest Rate" shall mean the per annum rate of interest equal to one-quarter of one percent (%%) below Bank's National Base Rate, until an Event of Default when the Interest Rate shall equal the Default Rate. No representation is made that the National Base Rate is the lowest, the best, or a favored rate of interest. The rate of interest charged on this Note, as related to such National Base Rate, shall change with, and be effective on the date of each change in the National Base Rate.

          E. "Loan Agreement" shall mean that certain Loan Agreement, dated July____________________________________, 2004, as amended by that certain
     First Amendment of Loan Agreement dated
     ___________________________________________, 2004 and Second Amendment of
     Loan Agreement dated ____________________________________________, 2005 pursuant to which Bank has agreed to make the Construction Advance to the Borrower evidenced hereby.

          F. "Maturity Date" shall mean the earlier to occur of (i) ________________________________________________, 200______, or (ii) the
     date on which the entire principal amount evidenced by this Note and all accrued interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise.

          G. All other capitalized terms used in this Note, which are not expressly defined herein, shall have the meaning assigned to such terms in the Loan Agreement.

     2. Disbursement Request. During the term of the Construction Advance, the Borrower shall make a request for each Advance in accordance with the terms, provisions and conditions set forth in the Loan Agreement. 3. Payments of Principal and Interest During the Term of the Construction Loan. The principal sum of the Construction Loan together all accrued and unpaid interest shall be due in full on the Maturity Date. Accrued interest on the Construction Loan shall be paid monthly, in arrears, commencing_____________________________________________, 200_____and continuing on the same day of each month thereafter until the Maturity Date.

     4. Prepayment. The Borrower shall be permitted to make prepayment of the indebtedness evidenced by this Note, in whole or part, at any time without premium or penalty. The Borrower may not reborrow any prepaid or repaid principal.

     5. Payments and Computations. All payments on account of the indebtedness evidenced by this Note shall be made not later than 11:00 A.M. (Omaha, Nebraska time) on the day when due in lawful money of the United States and shall be first applied to interest on the unpaid principal balance of the Construction Advance and the remainder to principal. All computations of interest shall be made by Bank on the actual days outstanding on the basis of a three hundred sixty (360) day calendar year. Said payments are to be made at such place as Bank or the legal holders of this Note may, from time to time, in writing appoint. Unless otherwise specified herein, all interest payable under this Note is paid in arrears.

     6. Applicable Laws. This Note shall be construed and enforced in accordance with the laws of the State of Nebraska and shall be conclusively deemed for all purposes to have been executed an4 delivered in the State of Nebraska for performance therein. This Note is given for an actual loan of money for business purposes and is not for agricultural, consumer, personal or residential purposes.

     7. Collateral Security. Borrower and Bank have executed, and this Note is issued pursuant to, the Loan Agreement. The payment of this Note, and all obligations of the Borrower under the Loan Agreement, are secured by the collateral described in or required by the Loan Agreement, including, but not limited to, a first priority lien on the Project financed with the Construction Advance evidenced by this Note.

     8. Event of Default. An "Event of Default" hereunder shall be deemed to have occurred upon the occurrence of an Event of Default (as defined in the Loan Agreement or any other Loan Document). It is agreed that at the election of Bank or the holder or holders hereof, and in addition to any other rights or remedies set forth herein, in the Loan Agreement or the other Loan Documents, upon the occurrence of an Event of Default, the principal sum remaining unpaid hereof, together with all accrued and unpaid interest thereon, shall become immediately due and payable. If the Maturity Date is accelerated by Bank as a consequence of an Event of Default, then Bank shall have all the rights and remedies provided for in the Loan Agreement, the other Loan Documents or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of Bank provided in the Loan Agreement, the other Loan Documents or otherwise available at law or in equity shall be


                                        2